Exhibit 12


                       McDonnell Douglas Corporation
             Computation of Ratio of Earnings to Fixed Charges
                   Nine Months Ended September 30, 1995
                           (Dollars in Millions)






     Earnings
       Earnings before income taxes                        $806
       Add:  Interest expense                               167
             Interest factor in rents                        24
                                                           ----
                                                           $997
                                                           ====



      Fixed Charges
       Interest expense                                    $167
       Interest factor in rents                              24
                                                           ----
                                                           $191
                                                           ====



     Ratio of earnings to fixed charges                    5.2X
                                                           ====